EXHIBIT 99

UNION CARBIDE
News Release

CONTACT:     Tomm F. Sprick
             (203) 794-6992


                  UNION CARBIDE REPORTS 3rd QUARTER EARNINGS

     DANBURY, Conn., Oct. 30 -- Union Carbide Corporation (UCC) today reported third quarter 2000 earnings of $0.22 per diluted share, compared to $0.36 per diluted share (before inclusion of a $0.21 per share gain from a litigation settlement) in the third quarter of 1999. Second quarter 2000 earnings were $0.86 per diluted share, before inclusion of an $0.08 per diluted share gain from the demutualization of Metropolitan Life Insurance Company (Met Life), a provider of certain employee benefits for the company.

     Union Carbide Chairman and CEO William H. Joyce said the decline in earnings and margins from the prior quarter reflected higher costs for energy and raw materials combined with lower average selling prices from prior quarter levels for polyethylene and ethylene glycol. Energy and raw material costs continued to rise during the quarter, he said, particularly in September.

     Income from investments carried at equity totaled $33 million for the current quarter, compared to $12 million in the third quarter of last year, and $43 million in second quarter 2000. Partnership losses totaled $6 million in third quarter 2000, compared to income of $18 million in the same period last year and income of $9 million in second quarter 2000.

     The Carbide CEO said that the company's EQUATE joint venture in Kuwait was operating efficiently and well, and that the decline from its second quarter performance was largely attributable to a nearly two-week curtailment of ethane feedstock supply resulting from problems at a nearby refinery.


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2000
P3-01-014

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     He also indicated that a decline in UOP earnings was mainly responsible for lower partnership results posted in the third quarter. Dr. Joyce added that concerns about the current environment of high demand and limited supply have caused oil companies to defer catalyst replacement and technology upgrade projects in order to keep refinery capacity running, which resulted in a delay in the expected upturn in UOP earnings.

      Dr. Joyce said that rapidly rising raw material and energy costs, at the same time that the strong U. S. dollar hurt earnings from overseas sales, made the third quarter of 2000 among the most difficult in recent years for petrochemical producers. In this very challenging business environment, the company has intensified efforts to control fixed costs and capital expenditures and improve working capital management.

     Dr. Joyce noted that fixed costs declined in the quarter even though costs associated with the third quarter 2000 startup of olefins and polyethylene units in Canada were only partly offset by some non-recurring declines in "selling, administrative and other expenses." Reductions both in accounts receivable and in inventories from second quarter 2000 to current levels contributed approximately $90 million to cash flow in the current year's third quarter.

     Having substantially completed the Canadian units, which are the last of the corporation's planned major North American projects, construction expenditures in the quarter were less than quarterly depreciation for the first time since 1993. Dr. Joyce added that, over the next year, investments would also decline. The company's largest investment, construction of a fully integrated chemicals complex in Malaysia by the OPTIMAL Group, is about 60 percent complete and expected to be completed in late 2001.



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     Dr. Joyce said he was confident that capacity additions and infrastructure improvements made during the past five years would have a positive effect on earnings in future years and would make an appreciable contribution to the success of the combined companies following completion of the planned Dow Chemical/Union Carbide merger.

     Net income for the quarter totaled $29 million, compared to $77 million for last year's third quarter, and $130 million for the second quarter of this year. Third quarter sales totaled $1.637 billion, compared to $1.498 billion for the third quarter of 1999 and $1.674 billion for second quarter 2000. The effective tax rate in the quarter remained approximately 25 percent, the full year estimated rate.

     Dr. Joyce noted that the corporation's performance in the near term is highly dependent on external variables, such as the cost of raw materials and energy, as well as industry operating rates. The company is anticipating increases in average fourth quarter raw material and energy costs compared to third quarter levels. Overall, average BC&P selling prices in the fourth quarter are likely to be lower than in the third quarter, despite price increases in selected products. Earnings in the S&I segment should benefit from modest margin improvement in a number of specialty and intermediate product lines.

     Partnership income should remain weak in the quarter. Equity company results will likely decline from third quarter, primarily because of weakness at Polimeri Europa, the company's European-based polyethylene joint venture, as well as increased costs associated with the Malaysian joint venture projects.

     The S&I segment reported an operating profit of $45 million for the third quarter of 2000, compared to $96 million (before a gain from litigation of $38 million) for the same period last year,


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and $80 million (before the gain of $12 million from the demutualization of Met Life) for the second quarter of this year. Average selling price increases were insufficient to offset rising raw material and energy costs. S&I segment results were negatively affected by reduced partnership income.

     The BC&P segment reported an operating loss of $15 million for the third quarter of 2000, compared to an operating loss of $7 million for the third quarter of 1999, and operating income of $68 million (before the gain of $6 million from the Met Life demutualization) in the prior quarter. Compared to last year's third quarter, the loss in the current quarter reflects higher energy and raw material costs that were only slightly offset by higher selling prices. Lower average selling prices compared to the prior quarter, and higher energy and raw material costs, resulted in a 35 percent decline in unit variable margins for the segment compared to second quarter 2000.

     Net income for the first nine months of 2000 was $256 million, or $1.86 per diluted share. This compares to $217 million in the same period last year, or $1.59 per diluted share, before the cumulative effect of a change in accounting principle of $20 million, or $0.14 per diluted share. Net worldwide sales for the first nine months of 2000 were $4.928 billion, compared to $4.318 billion for the same period last year.

     Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.

     - Specialties & Intermediates (S&I) -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.


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     -  Basic Chemicals & Polymers (BC&P) -- Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.

     Cautionary Statement for Purposes of the "Safe Harbor" Provisions
             Of the Private Securities Litigation Act of 1995

     Those statements in the preceding pages that do not reflect historical information are forward-looking statements. Forward-looking statements include statements concerning the pending Dow Chemical/Union Carbide merger, anticipated future events or performance, sales prices, cost improvements, raw material costs, volume increases, operating rates and earnings expectations. Naturally, such forward-looking statements are subject to risks and uncertainties. In addition to all specific assumptions cited, important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; feedstock availability and costs; raw material and energy costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions; disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; an inability to obtain new customers or retain existing ones; and, with respect to the Dow merger, failure to obtain necessary regulatory and other governmental approvals and failure to satisfy conditions of the merger agreement.


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
                               UNION CARBIDE CORPORATION AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                                Quarter Ended
                                                                     Sept. 30,      June 30,     Sept. 30,
Millions of dollars, except per share amounts                          2000           2000          1999
NET SALES                                                             $1,637         $1,674        $1,498
     Cost of sales, exclusive of depreciation and amortization         1,421          1,354         1,232
     Research and development                                             37             39            38
     Selling, administrative and other expenses (a)                       48             61            72
     Depreciation and amortization                                       100            102           103
     Partnership income (loss)                                            (6)             9            18
     Other income - net                                                    9             36            52
INCOME BEFORE INTEREST EXPENSE AND PROVISION
     FOR INCOME TAXES                                                     34            163           123
     Interest expense                                                     35             45            32
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                           (1)           118            91
     Provision for income taxes                                            -             29            24
INCOME (LOSS) OF CONSOLIDATED COMPANIES AND
     PARTNERSHIPS                                                         (1)            89            67
     Minority interest                                                     3              2             2
     Income from corporate investments carried at equity                  33             43            12
NET INCOME                                                            $   29         $  130        $   77

Earnings per common share
     Basic - Net income                                               $ 0.22         $ 0.96        $ 0.58
     Based on the indicated number of shares                     134,960,774    134,745,740   133,464,524

     Diluted - Net income                                             $ 0.22         $ 0.94        $ 0.57
     Based on the indicated number of shares                     137,075,390    137,919,070   136,898,772


(a)  Selling                                                          $   21         $   22        $   24
     Administrative                                                       21             22            28
     Other expenses                                                        6             17            20
     Total                                                            $   48         $   61        $   72


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
                              UNION CARBIDE CORPORATION AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                                                Nine Months Ended
                                                                                    Sept. 30,
Millions of dollars, except per share amounts                                  2000           1999
NET SALES                                                                    $4,928         $4,318
     Cost of sales, exclusive of depreciation and amortization                4,089          3,369
     Research and development                                                   115            114
     Selling, administrative and other expenses (a)                             182            199
     Depreciation and amortization                                              304            302
     Partnership income                                                           6             20
     Other income - net                                                          69             93
INCOME BEFORE INTEREST EXPENSE AND PROVISION
     FOR INCOME TAXES                                                           313            447
     Interest expense                                                           117             98
INCOME BEFORE PROVISION FOR INCOME TAXES                                        196            349
     Provision for income taxes                                                  49             90
INCOME OF CONSOLIDATED COMPANIES AND
     PARTNERSHIPS                                                               147            259
     Minority interest                                                            6              4
     Income (loss) from corporate investments carried at equity                 115            (38)
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
        IN ACCOUNTING PRINCIPLE                                                 256            217
     Cumulative effect of change in accounting principle                          -            (20)
NET INCOME                                                                   $  256         $  197

Earnings per common share
     Basic - Income before cumulative effect of
               change in accounting principle                                $ 1.90         $ 1.63
           - Cumulative effect of change in accounting
               principle                                                          -          (0.15)
           - Net income                                                      $ 1.90         $ 1.48
     Based on the indicated number of shares                            134,705,126    133,135,986

     Diluted - Income before cumulative effect of
                 change in accounting principle                              $ 1.86         $ 1.59
             - Cumulative effect of change in accounting
                 principle                                                        -          (0.14)
             - Net income                                                    $ 1.86         $ 1.45
     Based on the indicated number of shares                            137,520,401    136,356,408


 (a)  Selling                                                                $   66         $   70
      Administrative                                                             65             69
      Other expenses                                                             51             60
      Total                                                                  $  182         $  199

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
                              UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                            SEGMENT DATA

                                                                Quarter Ended
                                                  Sept. 30,        June 30,         Sept. 30,
                                                    2000             2000             1999

Millions of dollars, except as indicated

Specialties & Intermediates
   Segment revenues                                 $1,122           $1,125          $1,057
   Depreciation and amortization                        65               67              67
   Partnership income (loss)                            (6)               8              17
   Operating profit                                     45               92             134
   Income (loss) from corporate
     investments carried at equity                       1               (2)              -
   Unit variable margin (cents/pound)                 17.6             18.6            20.1
   Fixed cost per pound of products
     sold (cents/pound)                               13.1             13.3            14.1
   Capital expenditures                                 29               47              58


Basic Chemicals & Polymers

   Segment revenues                                 $  614           $  655          $  522
   Depreciation and amortization                        35               35              36
   Partnership income (loss)                             -                1               1
   Operating profit (loss)                             (15)              74              (7)
   Income (loss) from corporate
     investments carried at equity                      32               45              12
   Unit variable margin (cents/pound)                  7.5             11.6             7.1
   Fixed cost per pound of products
     sold (cents/pound)                                6.4              6.3             5.9
   Capital expenditures                                 46               80             120


Other

   Operating profit (loss)                          $    4           $   (3)         $  (4)

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
                               UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                            SEGMENT DATA

                                                               Nine Months Ended
                                                        Sept. 30,           Sept. 30,
                                                          2000                1999

Millions of dollars, except as indicated

Specialties & Intermediates
   Segment revenues                                      $3,355             $3,127
   Depreciation and amortization                            199                192
   Partnership income                                         4                 19
   Operating profit                                         219                530
   Income (loss) from corporate
     investments carried at equity                            -                  4
   Unit variable margin (cents/pound)                      18.4               22.9
   Fixed cost per pound of products
     sold (cents/pound)                                    13.1               13.7
   Capital expenditures                                     145                220


Basic Chemicals & Polymers

   Segment revenues                                      $1,877             $1,379
   Depreciation and amortization                            105                110
   Partnership income                                         2                  1
   Operating profit (loss)                                   89                (82)
   Income (loss) from corporate
     investments carried at equity                          115                (42)
   Unit variable margin (cents/pound)                       9.5                5.8
   Fixed cost per pound of products
     sold (cents/pound)                                     6.3                5.4
   Capital expenditures                                     252                339


Other

   Operating profit (loss)                               $    5             $   (1)

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
                          UNION CARBIDE CORPORATION AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEET


                                                                    Millions of Dollars
                                                                 Sept. 30,       June 30,
                                                                   2000            2000
ASSETS
    Cash and cash equivalents                                      $   63         $   59
    Notes and accounts receivable                                   1,104          1,166
    Inventories                                                       701            743
    Other current assets                                              314            301
        Current assets                                              2,182          2,269
    Net fixed assets                                                4,577          4,616
    Investments and other assets                                    1,613          1,532

            Total Assets                                           $8,372         $8,417


LIABILITIES AND STOCKHOLDERS' EQUITY

    Short-term debt and current portion of
       long-term debt                                              $1,111         $1,109
    Other current liabilities                                       1,085          1,071
        Current liabilities                                         2,196          2,180
    Long-term debt                                                  1,755          1,758
    Other long-term obligations                                     1,655          1,694
    Stockholders' equity                                            2,766          2,785

            Total Liabilities and Stockholders' Equity             $8,372         $8,417


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
                                       Union Carbide Corporation
                                              Data Sheet
                                                       3Q00       2Q00       3Q99       3Q/2Q       3Q/3Q
Union Carbide Corporation
   Net Sales                          MM $            1,637      1,674      1,498      (2.2)%       9.3 %
   Customer Volumes                   MM Lb.          4,202      4,128      4,185       1.8 %       0.4 %
   Average Selling Prices             Cents/Lb.        39.0       40.6       35.8      (4.0)%       8.8 %
   Unit Variable Margin               Cents/Lb.        12.9       15.5       14.1     (16.8)%      (8.7)%
   Fixed Costs                        MM $              410        418        434      (1.9)%      (5.5)%

S & I Segment
   Segment Revenues *                 MM $            1,122      1,125      1,057      (0.3)%       6.1 %
   Customer Volumes                   MM Lb.          2,216      2,266      2,244      (2.2)%      (1.2)%
   Average Selling Prices             Cents/Lb.        50.6       49.7       47.1       1.8 %       7.5 %
   Unit Variable Margin               Cents/Lb.        17.6       18.6       20.1      (5.4)%     (12.4)%
   Operating Profit / Loss **         MM $               45         92        134     (51.1)%     (66.4)%
   Increase in Raw Material,
     Energy & Related
     Manufacturing Variable Costs     MM $                                               25         132

B C & P Segment
   Segment Revenues                   MM $              614        655        522      (6.3)%      17.6 %
   Customer Sales Revenues            MM $              515        549        441      (6.2)%      16.8 %
   Customer Volumes                   MM Lb.          1,986      1,862      1,941       6.7 %       2.3 %
   Average Selling Prices             Cents/Lb.        25.9       29.5       22.7     (12.2)%      14.2 %
   Unit Variable Margin               Cents/Lb.         7.5       11.6        7.1     (35.3)%       5.6 %
   Operating Profit / Loss            MM $              (15)        74         (7)   (120.3)%    (114.3)%
   Increase in Raw Material,
     Energy & Related
     Manufacturing Variable Costs     MM $                                               24          79
   Change in Average Selling Prices
     B C & P Chemicals                Cents/Lb. Change                                 (6.8)        2.2
     B C & P Plastics                 Cents/Lb. Change                                 (2.2)        2.2
   Change in Customer Volumes
     B C & P Chemicals                % Change                                         15.3 %      (4.4)%
     B C & P Plastics                 % Change                                          1.4 %       7.7 %
     Hydrocarbon By-products          % Change                                          0.4 %       8.3 %


 * Segment Revenues equal Customer Revenues.
** S&I Operating Profit for the 2nd Quarter of 2000 includes a gain of $12 million, and BC&P Operating
   Profit for the same Quarter includes a gain of $6 million, both from the demutualization of
   Metropolitan Life, a provider of certain employee benefit programs for the company; S&I Operating
   Profit for the 3rd Quarter of 1999 includes a gain of $38 million from a favorable litigation settlement.

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
                                        Union Carbide Corporation
                                            Data Sheet
                                                                                    9 Mo. 00/
                                                 9 Mo. 00          9 Mo. 99         9 Mo. 99
Union Carbide Corporation
   Net Sales                        MM $            4,928            4,318            14.1 %
   Customer Volumes                 MM Lb.         12,528           12,546            (0.1)%
   Average Selling Prices           Cents/Lb.        39.3             34.4            14.2 %
   Unit Variable Margin             Cents/Lb.        14.3             15.0            (4.7)%
   Fixed Costs                      MM $            1,251            1,244             0.6 %

S & I Segment
   Segment Revenues *               MM $            3,355            3,127             7.3 %
   Customer Volumes                 MM Lb.          6,770            6,723             0.7 %
   Average Selling Prices           Cents/Lb.        49.6             46.5             6.7 %
   Unit Variable Margin             Cents/Lb.        18.4             22.9           (19.7)%
   Operating Profit / Loss **       MM $              219              530           (58.7)%
   Increase in Raw Material,
    Energy & Related
    Manufacturing Variable Costs    MM $                                               528

B C & P Segment
   Segment Revenues                 MM $            1,877            1,379            36.1 %
   Customer Sales Revenues          MM $            1,573            1,191            32.1 %
   Customer Volumes                 MM Lb.          5,758            5,823            (1.1)%
   Average Selling Prices           Cents/Lb.        27.3             20.5            33.2 %
   Unit Variable Margin             Cents/Lb.         9.5              5.8            63.8 %
   Operating Profit / Loss  **      MM $               89              (82)          208.5 %
   Increase in Raw Material,
     Energy & Related
     Manufacturing Variable Costs   MM $                                               279
   Change in Average Selling Prices
     B C & P Chemicals              Cents/Lb. Change                                   7.3
     B C & P Plastics               Cents/Lb. Change                                   7.2
   Change in Customer Volumes
     B C & P Chemicals              % Change                                         (14.1)%
     B C & P Plastics               % Change                                           4.2 %
     Hydrocarbon By-products        % Change                                           9.8 %

  * Segment Revenues equal Customer Revenues.
 ** S&I Operating Profit for the Nine Months of 2000 includes a gain of $12 million, and
    BC&P Operating Profit for the same Nine Months includes a gain of $6 million, both from the demutualization of Metropolitan Life, a provider of certain employee benefit programs for the company; S&I Operating Profit for the Nine Months of 1999 includes a gain of $50 million from favorable litigation settlements.

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